UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 5, 2013

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 14, 2013, Annie’s, Inc. (the “Company”) appointed Amanda Martinez to serve as the Company’s Executive Vice President, Operations & Administration.

Pursuant to an offer letter effective January 14, 2013, Ms. Martinez will be entitled to receive an annual base salary of $225,000. Her annual target bonus is 50% of her base salary based on both company and individual performance objectives. Ms. Martinez’s employment is terminable at will.

Subject to the approval of the Company’s Compensation Committee and pursuant to the Company’s Omnibus Incentive Plan, Ms. Martinez may be awarded (1) a ten-year non-qualified stock option to purchase shares of the Company’s common stock, and (2) performance share units. Subject to further action by the Company’s Compensation Committee, the stock option would have an exercise price equal to the closing price of the Company’s common stock on the grant date (the “Closing Price”), which will be the first day of Ms. Martinez’s appointment. The number of shares underlying the stock option will be based upon an option value of $75,000 using Black-Scholes or another valuation method selected by the Company. The performance share units would be based upon a target dollar award opportunity of $75,000 and the number of target performance shares would be determined by dividing the target dollar award opportunity by the Closing Price.

Ms. Martinez most recently served as Safeway, Inc.’s (“Safeway”) Vice President, Frozen Food. She previously served in many other operations and supply chain leadership positions at Safeway, including procurement, marketing business processes, supply operations, and logistics and manufacturing. She has deep and varied experience across food production, including frozen, beverage, and baked goods.

Ms. Martinez will oversee operations and supply chain, human resources development, and sustainability initiatives. Mr. Lawrence Waldman, Senior Vice President–Supply Chain and Operations will report directly to Ms. Martinez.

Effective January 14, 2013, Mr. Mark Mortimer will be promoted to Executive Vice President, Sales & Marketing, Chief Customer Officer. Mr. Mortimer has been the Company’s Chief Customer Officer since 2010. Mr. Mortimer’s role will expand his responsibilities to cover all sales and marketing functions within the Company. Ms. Sarah Bird, Senior Vice President– Marketing and Chief Mom Officer will report directly to Mr. Mortimer. Mr. Mortimer’s annual base salary has been increased by $20,000 to $300,000.

Subject to the approval of the Company’s Compensation Committee and pursuant to the Company’s Omnibus Incentive Plan, Mr. Mortimer may be awarded a ten-year non-qualified stock option to purchase 40,000 shares of the Company’s common stock. Subject to further action by the Company’s Compensation Committee, the stock option would have an exercise price equal to the Closing Price as of January 14, 2013.

A copy of the press release announcing Ms. Martinez’s appointment and Mr. Mortimer’s promotion is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated January 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: January 8, 2013	By:	/s/ Kelly J. Kennedy
Kelly J. Kennedy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 7, 2013